UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 15, 2014, The Shops at Summerlin North, LP and The Shops at Summerlin South, LP (collectively, the “Borrowers”) entered into the Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association as administrative agent, U.S. Bank National Association as syndication agent, Wells Fargo Securities, L.L.C., as the sole lead arranger and sole bookrunner, and the other lending institutions party thereto (collectively, the “Lenders”).  The Borrowers are wholly-owned, indirect subsidiaries of The Howard Hughes Corporation (the “Company”).  The proceeds from the Loan Agreement will be used to finance Downtown Summerlin, a mixed-use town center located in the Company’s Summerlin Master Planned Community, that will consist of approximately 1.6 million square feet of retail and office development.

The Loan Agreement provides for a three-year credit facility, with an initial maturity date of July 15, 2017 (with two, one year extensions), under which the Borrowers may borrow up to $311.8 million.  Borrowings under the Loan Agreement bear interest at one-month LIBOR plus 2.25% (reduced to one-month LIBOR plus 2.00% upon the achievement of that debt service coverage ratio described in the Loan Agreement).  Interest payments under the Loan Agreement are payable monthly and the principal is not due until maturity.  Upon closing, the Borrowers will draw down approximately $109.2 million under the facility, and received net proceeds of approximately $106.5 million after fees and expenses, which will be used to repay the Company a portion of the cash used by the Company to fund the development prior to the loan closing.  This repayment will increase the Company’s unrestricted cash.

The Loan Agreement contains a number of customary covenants, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Borrowers’ ability to incur debt; incur liens; transfer properties; merge or consolidate with other companies; and make acquisitions.

The Loan Agreement also contains customary events of default, some of which are subject to cure periods.  The events of default include, among others things, nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; payment default on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Borrowers; certain changes in control of the Borrowers; and the invalidity or unenforceability of the Loan Agreement or other documents associated with the Loan Agreement.

The description of the Loan Agreement set forth herein is qualified in its entirety by the terms of the Loan Agreement.   A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statement and Exhibits.

Exhibit
Number	Description
10.1

Loan Agreement dated as of July 15, 2014, by and among The Shops at Summerlin North, LP, The Shops at Summerlin South, LP, Wells Fargo Bank, National Association, as Administrative Agent and lead lender, U.S. Bank National Association, as Syndication Agent and a lender, the other lending institutions party thereto, and Wells Fargo Securities, L.L.C., as sole Lead Arranger and Sole Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

		By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:	July 16, 2014